                                EXHIBIT 2.(i)


                    ACQUISITION AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             SI TECHNOLOGIES, INC.,
                     SI ACQUISITION OF DELAWARE CORPORATION

                                  ALLEGANY INC.
                                       AND
                               MARK AND JUDY STERN

                                  July 10, 1998

                                LIST OF EXHIBITS

Exhibit                                                       Agreement Section
-------                                                       -----------------
1.       Articles of Merger                                                 1.1

2.       Directors of Surviving Corporation                                 1.3

3.       Officers of Surviving Corporation                                  1.4

4.       Employment Agreement                                            5.2(d)



                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

ARTICLE 1  THE MERGER............................................................................................1

1.1      Effective Time of the Merger............................................................................1

1.2      Effects of the Merger...................................................................................2

1.3      Board of Directors......................................................................................2

1.4      Officers................................................................................................2

ARTICLE 2  MERGER CONSIDERATION; EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
         CORPORATIONS; EXCHANGE OF CERTIFICATES..................................................................2

2.1      Cash Payment; Effect on Capital Stock...................................................................2

ARTICLE 3  REPRESENTATIONS AND WARRANTIES........................................................................3

3.1      Representations and Warranties of the Company...........................................................3

3.2      Representations and Warranties of Acquiror and Acqcorp.................................................14

ARTICLE 4  COVENANTS............................................................................................16

4.1      Covenants of the Company Relating to Conduct of Business...............................................16

4.2      Access to Information..................................................................................18

4.3      Expenses...............................................................................................18

4.4      Additional Agreements..................................................................................19

4.5      No Solicitation........................................................................................19

4.6      Shares Fully Paid and Nonassessable....................................................................19

4.7      Current Information-the Company........................................................................19

4.8      Failure to Fulfill Conditions..........................................................................19

ARTICLE 5  CONDITIONS PRECEDENT TO CLOSING......................................................................20

5.1      Conditions to Each Party's Obligations to Effect the Merger............................................20

5.2      Conditions of Obligations of Acquiror and Acqcorp......................................................20

5.3      Conditions of Obligations of the Company...............................................................21

ARTICLE 6  TERMINATION, AMENDMENT AND WAIVER....................................................................22

6.1      Termination............................................................................................22

6.2      Effect of Termination..................................................................................23

6.3      Amendment..............................................................................................23

6.4      Extension; Waiver......................................................................................23


                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE
                                                                                                               ----
ARTICLE 7  GENERAL PROVISIONS...................................................................................23

7.1      Survival of Representations, Warranties and Agreements.................................................23

7.2      Indemnification by the Company and the Shareholders....................................................24

7.3      Indemnification Fund...................................................................................24

7.4      Offset.................................................................................................25

7.5      Indemnification by Acquiror or Acqcorp.................................................................25

7.6      Attorneys' Fees........................................................................................26

7.7      Notices................................................................................................26

7.8      Interpretation.........................................................................................26

7.9      Counterparts...........................................................................................27

7.10     Entire Agreement; No Third-Party Beneficiaries.........................................................27

7.11     Governing Law..........................................................................................27

7.12     Publicity..............................................................................................27

7.13     Assignment.............................................................................................27

                    ACQUISITION AGREEMENT AND PLAN OF MERGER


         ACQUISITION AGREEMENT AND PLAN OF MERGER, dated as of July _____, 1998, among SI TECHNOLOGIES, INC., a Delaware Corporation ("Acquiror"), SI ACQUISITION OF DELAWARE CORPORATION, a Delaware corporation and a wholly owned subsidiary of Acquiror ("Acqcorp"), ALLEGANY, INC., a Delaware corporation (the "Company") and Mark and Judy Stern ("Shareholders").

                                    RECITALS

         A. Acquiror is engaged in the electronic weighing device and on-board computers industry throughout the world;

         B. The Company and Allegany Technology, Inc. (the "Subsidiary") are engaged in the electronic weighing device industry, and the Company is the owner of all of the outstanding capital stock of the Subsidiary;

         C. Acquiror and Acqcorp desire to acquire all of the capital stock of the Company.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         1.1 Effective Time of the Merger. Subject to the provisions hereof, articles of merger in substantially the form of Exhibit 1 attached hereto, and any other required documents, in such form as required by, and executed in accordance with, the relevant provisions of the Delaware General Corporate Law (together, the "Merger Documents") shall be duly delivered to the Secretary of State of the State of Delaware for filing, as provided in Delaware Law, as soon as practicable after satisfaction of the latest to occur of the conditions set forth in Article 5. The Merger shall become effective upon the filing of the Merger Documents with Secretary of State of Delaware. The term "Effective Time of the Merger" shall mean the date and time when the Merger becomes effective or such later time as is specified in the Merger Documents. A closing (the "Closing") shall take place on July 10, 1998 at the offices of Graham & James LLP/Riddell Williams P.S. or at such other place, at such other time, or on such other date as Acquiror, Acqcorp and the Company may mutually agree upon for the Closing to take place. At the Closing there shall be delivered to Acquiror, Acqcorp and the Company the opinions, certificates and other documents and instruments required to be delivered under Article 5 hereof.

         1.2 Effects of the Merger. At the Effective Time of the Merger, (i) the separate existence of Acqcorp shall cease and Acqcorp shall be merged with and into the Company (Acqcorp and the Company are sometimes referred to herein as the "Constituent Corporations" and the Company is sometimes referred to herein as the "Surviving Corporation"), pursuant to the Plan of Merger, and (ii) the Articles of Incorporation and the Bylaws of Surviving Corporation as in effect immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation until thereafter amended as provided by law.

         1.3 Board of Directors. Upon the effectiveness of the Merger, the members of the Board of Directors of the Surviving Corporation shall be as set forth in Exhibit 2.

         1.4 Officers. Upon the effectiveness of the Merger, the officers of the Surviving Corporation shall be set forth on Exhibit 3.

                                    ARTICLE 2

                MERGER CONSIDERATION; EFFECT OF THE MERGER ON THE
                 CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

         2.1 Cash Payment; Effect on Capital Stock. As of the Effective Time of the Merger, by virtue of the Merger and without any further action on the part of the holder of any shares of common stock of the Company,

                   (a) Capital Stock of Acqcorp. Each issued and outstanding share of the capital stock of Acqcorp shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation (the "Surviving Corporation Common Stock"). From and after the Effective Time of the Merger, each outstanding certificate theretofore representing shares of capital stock of Acqcorp shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation Common Stock into which such shares of capital stock of Acqcorp shall have been converted. Promptly after the Effective Time of the Merger, the Surviving Corporation shall issue, on a share for share basis, to the former stockholder of Acqcorp a stock certificate or certificates representing shares of Surviving Corporation Common Stock in exchange for the certificate or certificates which formerly represented shares of capital stock of Acqcorp, which shall be cancelled.

                  (b) Right of Holders of Shares to Receive Stock. All of the issued and outstanding shares of common stock of the Company (the "Shares") as a class shall be converted into the right to receive, on a pro rata basis (i) 142,219 shares of common stock of the Acquiror and (ii) Two Million Two Hundred Thousand Dollars ($2,500,003.88).

         Each holder of Shares shall be entitled to receive such shareholder's pro rata portion of the consideration specified above, subject to the terms of
Section 7.3 of this Agreement.

                  (c) No Further Ownership Rights in the Shares. All consideration paid upon the surrender of shares of the Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of the Shares, and after the Effective Time of the Merger there shall be no registration of transfers on the stock transfer books of the Surviving Corporation of the shares of the Shares which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article 2.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Company. The Company and the Shareholders represents and warrants to Acquiror, except as otherwise disclosed on the Disclosure Schedule delivered contemporaneously with execution of this Agreement, as follows:

                  (a) Organization, Standing and Power. The Company and the Subsidiary each is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and the Subsidiary each have all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties or assets makes such licensing or qualification necessary, except where failure to be so licensed or qualified would not have a material adverse effect on the Company and the Subsidiary, taken as a whole. Complete and correct copies of the Articles of Incorporation and Bylaws of the Company as amended to the date hereof are attached hereto as Exhibit A and Exhibit B respectively.

                  (b) Capital Structure. The authorized capital stock of the Company consists of 100,000 shares of common stock, $.01 par value per share, of which on the date hereof 59,128.8 shares of common stock are issued and outstanding. The authorized capital stock of the Subsidiary consists of 4,000 shares of Class A common stock, of which 139 shares are outstanding, and 6,000 shares of Class B common stock, of which 120 shares are outstanding. All outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. All of the outstanding shares of common stock of the Company are owned by the shareholders set forth on Schedule 3.1(b), and all shares of capital stock of the subsidiary are owned by the Company, free and clear of all liens, claims and encumbrances, and are not subject to options, warrants, contracts, purchase rights or agreements of any kind whatsoever, except for this Agreement. The Shareholders have the absolute right to enter into this Agreement and to effect the Merger. There are no options, warrants, calls, rights, commitments or agreements of any character to which the Company or the Subsidiary is a party or by which it is bound obligating either of them to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of their respective capital stock or obligating either of them to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company and the Subsidiary, nor are either under any obligation to issue any such rights. There are no voting trusts or other agreements or understandings to which the Company or the Subsidiary is a party with respect to the voting of its capital stock.

                  (c) Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval of the Merger by the shareholders of the Company, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. Each of the Shareholders has the power to enter into this Agreement, and to carry out his or her obligations hereunder and under all other agreements entered into by such Shareholder in connection herewith. The execution, delivery and performance of this Agreement by the Shareholders, and each of the other agreements referred to herein to which such Shareholders are party, and the performance by the Shareholders of their obligations hereunder and thereunder have been duly authorized by all necessary action on the part of each Shareholder. The execution and performance of this Agreement and the other agreements contemplated hereunder by the Shareholders do not violate, or result in a breach of, or constitute any default under, any judgment, order or decree to which any Shareholder may be subject. Such execution or performance does not constitute a violation of or conflict with any duty to which any Shareholder is subject.

                  (d) Binding Obligation. This Agreement has been duly and validly executed and delivered by the Company and, subject to approval of the Merger by the shareholders of the Company and assuming the due and valid authorization, execution and delivery of this Agreement by Acquiror and Acqcorp, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' right generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

                  (e) No Default. Except as set forth on Schedule 3.1(e) hereto, the execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby and compliance by the Company with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company under any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of the Company or any loan or credit agreement, note, bond, mortgage, indenture, lease, conditional sale or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule, regulation, code, writ or injunction applicable to the

Company, or its properties or assets, other than such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate do not have a material adverse effect on the financial condition of the Company.

                  (f) Consents. No exemption, consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality domestic or foreign (a "Governmental Entity"), the shareholders of the Company or any other third party is required by, or with respect to, the Company, in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the approval of the Merger by the shareholders of the Company, and (ii) the filing of the Merger Documents with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business.

                  (g) Consolidated Financial Statements and Reports. The Company has furnished Acquiror with true copies of balance sheets of the Company and the Subsidiary as of March 21, 1998, and the related statements of income, changes in stockholders' equity, and changes in financial position for each of the years then ended, Delaney Turnbull and Associates, and an interim balance sheet as of June 30, 1998, together with the related statement of income for the three-month period then ended. (Such balance sheets and related statements of income, changes in stockholders' equity (for the year-end statements only), and changes in financial position (for the year-end statements only), are sometimes referred to together as the "Company Financial Statements.") Except to the extent stated therein, the Company Financial Statements have been prepared in accordance with generally accepted accounting principles (except for the omission of notes to interim statements and year-end adjustments to interim results), applied on a consistent basis with all prior periods and fairly presented the financial position of the Company as of the dates indicated and the results of operations and changes in financial position for the periods indicated, subject, in the case of interim financial statements, to normal year-end adjustments. The Company does not have any liability or obligation which is not accrued or reserved against in the Company Financial Statements and is required to be so accrued or reserved, except those incurred in the ordinary course of business after the date thereof and which in the aggregate are not material to the financial condition of the Company.

                  (h) Liabilities. Neither the Company nor the Subsidiary has any liabilities or obligations of any nature or of any amount whatsoever, whether accrued, absolute, liquidated or unliquidated, contingent or otherwise, and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company or Subsidiary which might give rise to obligations or liabilities of the Company or Subsidiary, except:

                  (i) to the extent reflected in the Financial Statements and not already paid or discharged;

                  (ii) to the extent disclosed in this Agreement and the schedules hereto;

                  (iii) those that have been or will be incurred in or as a result of the normal and ordinary course of business consistent with past custom and practice since the date of the Financial Statements; and

                  (iv) those expressly approved in writing by Acquiror and Acqcorp.

                  (i) Compliance with Applicable Laws. The Company and the Subsidiary each hold, and at all times relevant hereto have held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their business under and pursuant to all, and has complied with and is not in default in any respect under any applicable law, ordinance, regulation, statute, order, rule, policy, or guideline of any Governmental Entity, except for possible violations which individually or in the aggregate do not have a material adverse effect on the financial condition of the Company. Except as set forth on Schedule 3.1(i), no investigation or review by any Governmental Entity of the Company or Subsidiary is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated to the Company an intention to conduct the same.

                  (j) Litigation. Except as set forth on Schedule 3.1(j), neither the Shareholders nor the Company is a party to any, and there are no pending or, to the best of the Shareholders' and the Company's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company or any Shareholder or challenging the validity or propriety of the transactions contemplated by this Agreement and, to the best of the Company's and the Shareholders' knowledge, there is no reasonable basis for any other material proceeding, claim, action or governmental investigation against the Company. The Company is not a party to any order, judgment or decree which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of the Company.

                  (k) Certain Agreements. Except as set forth on Schedule 3.1(k) hereto or any of the other schedules, exhibits, lists, certificates or other documents specifically referred to herein and delivered by or on behalf of the Company to the Acquiror pursuant to this Agreement or in connection with the transactions contemplated hereby, neither the Company nor the Subsidiary is not a party to:

                            (i) Any agreement (or group of related agreements)
for the lease of personal property to or from any person providing for lease payments in excess of $10,000 per year;

                            (ii) Any agreement (or group of related agreements)
for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of time of more than one year, result in a material loss to the Company or Subsidiary, or involve the payment of consideration in excess of $10,000 during the term of such agreement;

                            (iii) Any agreement concerning a partnership or
joint venture;

                            (iv) Any agreement (or group of related agreements)
under which the Company or Subsidiary has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any lease obligation, in excess of $10,000 or under which it has imposed or granted a security interest on any of its assets, tangible or intangible;

                            (v) Any agreement concerning confidentiality or
noncompetition;

                            (vi) Any agreement with any of the Shareholders;

                            (vii) Any profit sharing, stock option, stock
purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers or employees;

                            (viii) Any collective bargaining agreement;

                            (ix) Any agreement for the employment of any
individual on a full-time, part-time, consulting or other basis providing annual compensation in excess of $10,000, or providing severance benefits, or which requires more than thirty (30) days notice of termination;

                            (x) Any agreement under which it has advanced or
loaned any amount to any of its directors, officers and employees;

                            (xi) Any agreement under which the consequences of
the default or termination could have a material adverse affect on the business, financial condition, operations, results of operations or future prospects of the Company; or

                            (xii) Any other agreement (or group of related
agreements), the performance of which involves consideration in excess of $10,000.

         The Company has delivered to Acquiror a correct and complete copy of each written agreement listed in Schedule 3.1(k), and a written summary setting forth the terms and conditions of each oral agreement referred to in Schedule 3.1(k). With respect to each such agreement: (i) with respect to the Company or Subsidiary, as the case may be, the agreement is legal, valid, binding, enforceable and in full force and effect, and to the Company's and the Shareholders' knowledge, the agreement is legal, valid, binding, enforceable and in full force and effect with respect to each other party to the agreement; (ii) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated in this Agreement; (iii) the Company or Subsidiary, as the case may be, is not in breach or default under any such agreement, and to the Company's and the Shareholders' knowledge, no other party is in breach or default under such agreement and no events or circumstances have occurred which could reasonably be anticipated to create a default under any such agreement; and (iv) to the Company's and the Shareholders' knowledge, no party has repudiated any provision of the agreement.

                  (l) Customers and Suppliers. Schedule 3.1(l) contains a true and complete list of all customers to which the Company or Subsidiary provided goods or services invoiced at $10,000 or more in the aggregate in the one-year period ended June 30, 1998 and thereafter through the date of this Agreement.
Schedule 3.1(l) contains a true and complete list of all persons who provided goods or services to the Company or Subsidiary in the one-year period ended June 30, 1998 and thereafter through the date of this Agreement. The Company's and Subsidiary's relations with the foregoing customers and suppliers are good and except as described in Schedule 3.1(l), there are no disputes with any of such customers and suppliers outstanding, or to the Company's or Shareholders' knowledge, pending or threatened. The business of the Company with such customers and suppliers is current and to the Company's or the Shareholders' knowledge, expected to continue. True and complete copies of all contracts with the foregoing customers and suppliers have been delivered to Acquiror and are in full force and effect in accordance with their terms and there are no defaults or assertions of default thereunder.

                  (m) Title to Personal Property. Except as disclosed on
Schedule 3.1(m), the Company or Subsidiary has good and marketable title to all personal property and assets of every type and description used by it in its business, free and clear of any and all mortgages, liens, pledges, privileges, charges or encumbrances of every kind, nature and description; all properties and assets of the Company or Subsidiary are in its possession or custody or under its control; and all of its operating assets are in good operating condition and repair, ordinary wear and tear excepted. Except as disclosed on
Schedule 3.1(m), the Company or Subsidiary owns all of the personal property and other assets necessary for the operation of its business as it is currently being conducted.

                  (n) Accounts Receivable. All the accounts receivable reflected in the Financial Statements have been collected or are good and collectable in the aggregate recorded amounts thereof (less a reasonable amount for doubtful accounts as reflected in the Financial Statements), can reasonably be anticipated to be paid in full after good faith collection efforts, and are subject to no setoffs or counterclaims.

                  (o) Inventory. All of the inventory reflected in the Financial Statements was in existence at the date thereof. All such inventory and all inventory items are of good and merchantable quality and are usable in the ordinary course of business except for damage or deterioration adequately covered by insurance or by claims against financially responsible third parties, and subject to the reserve for obsolescence set forth in the Company Financial Statements. Such inventories were valued at the lower of cost or net realizable value and were determined in accordance with generally accepted accounting principles consistently applied.

                  (p) Intellectual Properties. The Company owns or has the right to use pursuant to license, sublicense, agreement or permission all patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and similar rights necessary for and material to the operation of its business as currently conducted. Each item of intellectual property owned or used by the Company or Subsidiary immediately prior to the Effective Time of the Merger will be owned or available for use by the Company or Subsidiary on identical terms and conditions immediately following the Effective Time of the Merger. The Company or Subsidiary has taken all reasonably necessary action to maintain and protect each item of intellectual property that it owns or uses. Schedule 3.1(p) identifies all material patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and similar rights used by the Company or Subsidiary in its business. The Company has delivered to Acquiror true, correct and complete copies of all registrations, applications, licenses, agreements and permission for the intellectual property rights described in Schedule 3.1(p). Neither the Company nor the Subsidiary is infringing or otherwise acting adversely to the right of any other person under or in respect to, any patent, license, trademark, trade name service mark, copyright or similar intangible right such that it has a material adverse effect on the business operations of the Company and Subsidiary, as a whole, except as disclosed in Schedule 3.1(p).

                  (q)      Employees and Benefits.

                            (i) Schedule 3.1(q)(i) annexed hereto contains a
true and complete list of all funded or unfunded, written or oral, employee benefit plans, contracts, agreements, incentives, salary, wage or other compensation plans or arrangements, including but not limited to all pension and profit sharing plans, savings plans, bonus, deferred compensation, incentive compensation, stock purchase, supplemental retirement, severance or termination pay, stock option, hospitalization, medical, life insurance, dental, disability, salary continuation, vacation, supplemental unemployment benefit, collective bargaining agreements, employment contracts, consulting agreements, retiree benefits and agreements, severance agreements and each other employee benefit program, plan, policy or arrangement (each a "Benefit Plan") maintained, contributed to, or required to be contributed to by the Company or Subsidiary for the benefit of the employees of the Company or Subsidiary, former employees, directors, agents or consultants of the Company or Subsidiary, or for which the Company or Subsidiary may be responsible or with respect to which it may have any liability, whether or not subject to the Employee Retirement Income Security Act of 1974 ("ERISA").

                            (ii) The Company has delivered to Acquiror and
Acqcorp true and complete copies of all documents embodying the Benefit Plans. Each of the Benefit Plans listed in Schedule 3.1(q)(i) annexed hereto is and has at all times been in compliance in all material respects with all applicable provisions of ERISA, the Internal Revenue Code of 1986 (the "Code") and other laws.

                            (iii) Each of the Benefit Plans which is intended to
meet the requirements of Section 401(a) of the Code now meets, and since its inception has met, the requirements for qualification under Section 401(a) of the Code and nothing has occurred which would adversely affect the qualified status of any such Benefit Plan. The Internal Revenue Service has issued a favorable determination letter with respect to the qualification under the Code of each Benefit Plan and the Internal Revenue Service has not taken any action to revoke that letter.

                            (iv) No Benefit Plan is a "multi-employer plan" as
defined in Section 3(37) of ERISA.

                  (r) Labor Matters. Schedule 3.1(r) lists all employees of the Company or Subsidiary, their current compensation level and all accrued vacation and sick pay. The Company and Subsidiary are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, the failure to comply with which would have a material adverse effect on the financial condition of the Company and Subsidiary, taken as a whole; there is no unfair labor practice complaint served against the Company or Subsidiary; no grievance or arbitration proceeding is pending against the Company or Subsidiary; no representation petition has been filed with the National Labor Relations Board and no organizational activity, to the knowledge of the Company and the Shareholders, is occurring respecting the employees of the Company or Subsidiary; and neither the Company nor the Subsidiary has experienced any work stoppage.

                  (s) Conduct of Business, Licenses, Etc. Schedule 3.1(s) describes all permits, licenses, approvals and other authorizations from and registrations with federal, territorial, state, local and other governmental agencies necessary for the Company to conduct its business, all of which have been secured, are valid and in full force and effect and are renewable in the ordinary course of business. None of such permits, licenses, approvals or other authorizations and registrations shall be invalidated or become voidable as a result of the consummation of the transactions contemplated hereby. No consent, approval or notice is necessary in connection with the consummation of the transactions contemplated hereby in order to maintain in full force and effect all of said permits, licenses, approvals, authorizations and registrations. The operation of the Company and Subsidiary in the past ten years has not violated or infringed in any material respect any of said permits, licenses, approvals, authorizations, and registrations, and neither the Company nor the Subsidiary has been subject to any investigation, proceeding or action by any federal, territorial, state, local or other governmental agency resulting in any penalty, fine or other adverse ruling, order or report. The products sold by the Company comply with all applicable regulatory approvals, all of which are currently in full force and effect. Schedule 3.1(s) lists all states in which the Company or Subsidiary has qualified to do business as a foreign corporation.

                  (t) Bank Accounts. Schedule 3.1(t) hereto sets forth a complete and correct list of all bank accounts and safe deposit boxes of the Company and the Subsidiary. Except as set forth on such schedule, neither the Company nor the Subsidiary has any other bank accounts, safe deposit boxes or other time or demand deposits, investment accounts or other liquid assets. Such schedule shows the name of each such bank, financial institution or other depository, the address of same, and the account number and names of all persons authorized to draw thereon or who have access thereto.

                  (u) Indebtedness. Schedule 3.1(u) lists each of the loans and other related agreement by which the Company or the Subsidiary is a party and (collectively, the "Loans"). With respect to each such agreement: (i) with respect to the Company and Subsidiary, as the case may be, the agreement is legal, valid, binding, enforceable and in full force and effect, and to the Company's and the Shareholders' knowledge, the agreement is legal, valid, binding, enforceable and in full force and effect with respect to the other parties to such agreement; (ii) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated in this agreement and each in the other parties has consented to such continuation; (iii) neither the Company nor the Subsidiary is in breach or default under any such agreement; and (iv) to the Company's and the Shareholders' knowledge, in other parties have not repudiated any provision of any such agreement. Except for the loans and other agreements set forth on Schedule 3.1(u), neither the Company nor the Subsidiary has any outstanding loans or agreements with any other bank or other financial institution, individual or leasing company.

                  (v) Condition of Buildings and Equipment. To the Company's knowledge, all of the buildings and equipment of the Company and Subsidiary are in reasonably good working condition and repair, ordinary wear and tear excepted, and are in conformity with all applicable ordinances and regulations and building, zoning, and other laws. The Company and Subsidiary shall, until the Effective Time of the Merger, continue to maintain all of its material assets in conformity with its present practices and cause it to continue to carry its existing insurance on such assets.

                  (w) Absence of Certain Changes or Events. Except as contemplated by this Agreement, since most recent financials, the Company and the Subsidiary has conducted its business only in the ordinary course and there has not been (i) any material adverse change with respect to the business, operations, prospects, properties, assets or financial condition or results of operations of the Company or Subsidiary, (ii) any damage, destruction or loss, whether covered by insurance or not, which has or will have a material adverse effect on the financial condition of the Company or Subsidiary, or (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's or Subsidiary's capital stock or any redemption or other acquisition by the Company or Subsidiary of capital stock or any agreement entered into with respect thereto.

                  (x) Insurance. The Company has furnished Acquiror with a complete list and brief description of all insurance policies carried by the Company or Subsidiary as of the date hereof, which policies are maintained in full force and effect and provide for coverages which are usual and customary in the business of the Company or Subsidiary as to amount and scope and as to which no notice of cancellation has been received.

                  (y) Taxes. The Company and the Subsidiary has filed all tax returns and reports as required by law and has paid all taxes and other assessments, including withholding, Social Security taxes, unemployment insurance, and workers' compensation premiums, by their respective due dates (including extensions thereof), except where any failure to file or pay, taken individually or in the aggregate, would not have a material adverse effect on the financial condition of the Company and the Subsidiary. Each such return is true and correct in all material respects and neither the Company nor the Subsidiary has any additional material liability for taxes with respect to any return heretofore filed. The provision for taxes of the Company and Subsidiary as shown in the Financial Statements sheet is adequate for taxes due or accrued in accordance with generally accepted accounting principles and there is no audit exam, notice of deficiency, refund litigation, tax claim, or notice of assessment or proposed assessment pending or which the Company or Subsidiary has received which is not included in such provision. Except as set forth on
Schedule 3.1(y), neither the Company nor the Subsidiary has been and/or is currently being audited by the Internal Revenue Service or any agency of the State of Maryland. Neither the Company nor the Subsidiary has granted or been requested to grant waivers of any statute of limitations applicable to any claim for taxes.

                  (z) Brokers. Neither the Shareholders nor the Company, nor any of its officers or directors has retained, hired or employed any broker, investment banker or other firm or person in connection with the transactions contemplated hereby and no such agent, broker, banker, firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

                  (aa) Minute Books. The minute books of the Company and the Subsidiary contain complete and accurate records of all meetings and other corporate actions held or taken, since its formation, of its shareholders and Board of Directors (including committees of the Board of Directors). True and complete copies of such minute books have been furnished to Acquiror.

                  (bb) Affiliate Transactions. Except as specifically contemplated by this Agreement, or as reflected on Schedule 3.1(bb), neither the Company nor the Subsidiary is engaged in, or has agreed to engage in (whether in writing or orally), any transaction with any director or officer of the Company or any "affiliate" or "associate" (as such terms are defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act")) involving aggregate payments by or to the Company of $10,000 or more during any consecutive 12-month period.

                  (cc) Environmental Compliance. Neither the Company's nor the Subsidiary's operations violate any applicable federal, state or local law, regulation, rule or order relating to air, water, or noise pollution, employee health or safety, or the production, storage, labeling, transportation or disposition of waste or hazardous toxic substances (collectively, "Environmental Law"). Except as set forth on Schedule 3.1(cc), no licenses or permits are required to be filed by the Company or Subsidiary under any applicable Environmental Law with respect to the Company's or Subsidiary's operations. The Company or Subsidiary has not, and none of the Company or the Shareholders has any knowledge that any other person has, stored any chemical or hazardous substances, including any "Hazardous Substances," "Pollutants" or "Contaminants" (as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA")), asbestos, petroleum products, or polychlorinated biphenyls (collectively referred to herein as "Hazardous Substances") on, beneath or about any of the owned or leased properties of the Company or on, beneath or about any other property previously owned or leased by the Company or Subsidiary. None of the Company nor the Shareholders knows of any condition relating to or resulting from a release or discharge which has resulted or could result in any damage, loss, cost expense, claim, demand, order or liability to or against the Company or Subsidiary by any governmental authority or other third party relating to or resulting from the Company's or Subsidiary's operations. Neither the Company nor or Subsidiary has received any notice from any governmental authority or private or public entity advising the Company or Subsidiary that it is potentially responsible for response costs with respect to a release or threatened release of any Hazardous Substances. Neither the Company nor the Subsidiary has, and neither the Company or either of the Shareholders has any knowledge that any other person has, buried, dumped or otherwise disposed of any Hazardous Substances on, beneath or about any of the owned or leased properties of the Company or Subsidiary or on, beneath or about any other property previously owned or leased by the Company or Subsidiary. Neither the Company nor the Subsidiary has received notice of any violation of any Environmental Law or zoning or land use ordinance, law or regulation relating to the Company's operations including, but not limited to, CERCLA, the Toxic Substances Control Act of 1976, as amended, the Resource Conservation Recovery Act of 1976, as amended, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, or the Occupational Safety and health Act of 1970, as amended, nor is the Company or any Shareholder aware of any such violation.

                  (dd) Investment Representation. The Shareholders understand that the shares of Acquiror's common stock issued pursuant to Section 2.1 ("Acquiror Shares") have not been, and will not be, registered under the Securities Act or under any state securities laws, and are being issued to the shareholders in reliance upon federal and state exemptions for transactions not involving any public offering. The shareholders are acquiring the Acquiror Shares solely for their own account for investment purposes, and not with a view to the distribution thereof, and are, or are owned and controlled by, sophisticated investors with knowledge and experience in business and financial matters, have received sufficient information from Acquiror concerning Acquiror and have had the opportunity to obtain additional information desired in order to evaluate the merits and risks inherent in holding the Acquiror Shares, are able to bear the economic risk and lack of liquidity inherent in holding the Acquiror Shares, and are "accredited investors" as such term is defined in Rule 501 of Regulation D under the Securities Act. The shareholders acknowledge that the Acquiror Shares will bear a legend substantially in the following form and any other legend required by applicable state laws:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered, sold, transferred, encumbered, or otherwise disposed of except upon satisfaction of certain conditions. Information concerning these restrictions may be obtained from the corporation or its legal counsel. Any offer or disposition of these securities without satisfaction of said conditions will be wrongful and will not entitle the transferee to register ownership of the securities with the corporation.

                  (ee) Disclosure. None of the statements or information made or contained in any of the representations or warranties of the Company and Subsidiary set forth or to be set forth in this Agreement or in any of the schedules, exhibits, lists, certificates or other documents specifically referred to herein and delivered by or on behalf of the Company to the Acquiror pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements or information contained herein or therein in light of the circumstances under which they are made, not misleading in any material respect.

         3.2 Representations and Warranties of Acquiror and Acqcorp. Acquiror and Acqcorp jointly and severally represent and warrant to the Company, except as otherwise disclosed on a schedule hereto, as follows:

                  (a) Organization, Standing and Power. Each of Acquiror and Acqcorp is a corporation duly authorized, validly existing and in good standing under Delaware and Washington law, respectively. Each has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties or assets makes such licensing or qualification necessary, except where failure to be so licensed or qualified would not have a material adverse effect on SI Group. Acquiror has delivered to the Company complete and correct copies of the Articles of Incorporation and Bylaws of Acquiror as amended to the date hereof.

                  (b) Capital Structure. The authorized capital stock of Acquiror consists of 10,000,000 shares of common stock, $.01 par value per share, of which on the date hereof 3,347,920 shares are issued and outstanding and 2,000,000 shares of Preferred Stock, none of which are outstanding. The authorized capital stock of Acqcorp consists of 1,000 shares of common stock, $.01 par value per share, of which on the date hereof 1,000 shares are issued and outstanding. All such outstanding shares of Acquiror's and Acqcorp's capital stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

                  (c) Authority. Acquiror and Acqcorp each has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquiror and Acqcorp and the consummation by Acquiror and Acqcorp of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and Acqcorp. This Agreement has been duly executed and delivered by Acquiror and Acqcorp and constitutes a valid and binding obligation of Acquiror and Acqcorp enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under, any provisions of the Articles of Incorporation or Bylaws of Acquiror and Acqcorp. No exemption, consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other third party is required by, or with respect to, Acquiror or Acqcorp in connection with the execution and delivery of this Agreement by Acquiror and Acqcorp or the consummation by Acquiror and Acqcorp of the transactions contemplated hereby, except for the filing of the Merger Documents with the Secretary of State of the State of Delaware.

                  (d) Reports. Acquiror has furnished the Company and each of the Shareholders with true copies of the Acquiror's Form 10-K for the year ended July 31, 1997, Proxy Statement for the 1998 Annual Shareholders Meeting, and Form 10-Q for the quarter ended April 30, 1998.

                  (e) Brokers. Neither Acquiror nor any of its officers or directors has retained, hired or employed any broker, investment banker or other firm or person in connection with the transactions contemplated hereby and no such agent, broker, banker, firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

                  (f) Information Supplied. None of the information supplied or to be supplied in writing by Acquiror or Acqcorp to the Company in connection with the transactions contemplated hereby will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (g) Except as disclosed by Acquiror in disclosure documents filed with any Governmental Entity, Acquiror is not a party to any, and there are no pending, or, to the best of Acquiror's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Acquiror, and to the best of Acquiror's knowledge, there is no reasonable basis for any material proceeding, claim, action or governmental investigation against Acquiror.

                                    ARTICLE 4

                                    COVENANTS

         4.1 Covenants of the Company and Subsidiary Relating to Conduct of Business. During the period from the date of this Agreement and continuing until the Effective Time of the Merger (except as Acquiror shall consent in writing, which consent shall not be unreasonably withheld), the Company, the Subsidiary and the Shareholders agree that:

                  (a) Ordinary Course. Except as provided in paragraph (b) of this Section 4.1, the Company and Subsidiary shall each carry on its respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business and except as provided in paragraph (b) of this Section 4.1, use its best efforts to preserve intact its present business organizations, keep available the services of its present employees and preserve its relationships with customers, depositors, suppliers and others having business dealings with it to the end that its goodwill and ongoing businesses shall be materially unimpaired at the Effective Time of the Merger. Neither the Company nor the Subsidiary will enter into any merger, consolidation or other business combination, or agreement therefor, with any entity, nor make available to any person not affiliated with it any information about its business or organization that is not routinely made available to the public generally, except as may be required by law or regulation or pursuant to this Agreement.

                  (b) Dividends; Changes in Stock. The Company shall not (i) declare, set aside or pay any dividends on, or make other distributions in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or (iii) repurchase, redeem or otherwise acquire, any shares of its capital stock or any of its other outstanding securities.

                  (c) Issuance or Sale of Securities. Neither the Company nor the Subsidiary will issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, or any securities convertible into, or any rights, warrants or options to acquire, any such shares or convertible securities, or enter into any agreement obligating the Company or the Subsidiary to issue, deliver or sell any such shares, rights, warrants, options or securities, and the Shareholders shall not enter any agreement with respect to the sale of the Shares or any warrants, options or other rights to purchase any securities of the Company or the Subsidiary.

                  (d) Charter Documents. The Company shall not amend or propose to amend its Articles of Incorporation or Bylaws.

                  (e) No Acquisitions. Neither the Company nor the Subsidiary shall organize, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company other than in the ordinary course of business.

                  (f) No Dispositions. Neither the Company nor the Subsidiary shall sell, lease, encumber, pledge, grant a security interest in, or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (including any interest therein) which are material, individually or in the aggregate, to the Company, other than in the ordinary course of business consistent with past practices and policies.

                  (g) Compensation and Benefits. Neither the Company nor the Subsidiary shall grant any officer, employee or director any increase in compensation or in severance or termination pay, or enter into or amend or make any commitment to enter into or amend any employment, consulting, severance or salary continuation agreement with any officer, employee or director or any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit plan, or any policies or past practices with respect to vacation, termination, severance, and leave pay and benefits, except as may be required under employment or termination agreements in effect on the date of this Agreement or pursuant to this Agreement and except in accordance with the Company's established policies with respect to timing and amounts of such increases or the payment of bonuses; or to negotiate or otherwise make any commitment or incur any liability or obligation, to any labor organization not binding and enforceable against the Company and the Subsidiary on the date of this Agreement.

                  (h) Capital Expenditures. Neither the Company nor the Subsidiary shall not make any capital expenditures in excess of (i) $5,000 per project or related series of projects, or (ii) $20,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair.

                  (i) Debt. Neither the Company nor the Subsidiary shall not incur debt other than in the ordinary course of business.

                  (j) Good Repair. The Company and the Subsidiary shall each maintain all of their respective properties in good repair, order and condition; or fail to maintain insurance upon all of its properties and with respect to the conduct of its business in amount and kind as now in existence if available at rates substantially similar to those now in effect and, if not available at such rates, in such amount and kind as would be appropriate in the exercise of good business judgment.

                  (k) Commitments. Neither the Company and the Subsidiary shall, except as otherwise contemplated hereby, enter into any other agreements, commitments or contracts which, individually or in the aggregate, are material to the Company except agreements, commitments or contracts entered into in the ordinary course of business.

                  (l) Real Estate. Neither the Company nor the Subsidiary shall make any investment or commitment to invest in real estate.

                  (m) Other Actions. Neither the Company, the Subsidiary, nor the Shareholders shall take any action that would result in any of the representations and warranties of the Company, Subsidiary or Shareholders set forth in this Agreement becoming untrue in any material respect or in any of the conditions to the Merger set forth in Article 5 not being satisfied in any material respect, except as otherwise contemplated or required by this Agreement.

         4.2      Access to Information.

                  (a) For the period from and after the date hereof until the Effective Time of the Merger, Company and the Shareholders and the Company's officers, directors, employees, counsel, advisors shall (during normal business hours and subject to reasonable notice) afford to Acquiror and to Acquiror's accountants, counsel and other representatives access to all the Company's properties, books, contracts, commitments, records, reports and other information, including, without limitation, the work papers of the Company's accountants, any reviews, examinations, or reports by such accountants prepared for the purpose of conducting an investigation of the Company related to the Merger; provided, however, that such investigation shall be conducted in a manner that does not unreasonably interfere with the normal operations and employee relations of the Company. Acquiror and Acqcorp on the one hand, and Company, Subsidiary and the Shareholders on the other, will hold nonpublic information received from the other ("Confidential Information") in confidence until such time as such information otherwise becomes publicly available. In the event of termination of this Agreement for any reason each shall promptly return all documents containing Confidential Information obtained from the other and any copies made of such documents. This covenant of confidentiality shall survive any termination of this Agreement, any other provision notwithstanding provided, however, that the obligation to keep such Confidential Information confidential shall not apply to (i) any information which (A) a party can establish by convincing evidence was already in its possession prior to the disclosure thereof by the other; (B) was then generally known to the public; (C) became known to the public other than as a result of actions by the other; or
(D) was disclosed by a third party not bound by an obligation of confidentiality; or (ii) disclosures in accordance with the federal securities laws or pursuant to an order of a court of competent jurisdiction.

         4.3 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         4.4 Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time of the Merger any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each corporation that is a party to this Agreement shall take all such necessary action.

         4.5 No Solicitation. Neither the Shareholders nor the Company shall, directly or indirectly, encourage or solicit or, subject to the fiduciary duties of the Board of Directors of the Company, hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Acquiror and Acqcorp) concerning any merger, sale of substantial assets not in the ordinary course of business, sale of shares of capital stock or similar transactions involving the Company, the Subsidiary or securities of the Company held by the Shareholders. The Shareholders and the Company will use their best efforts to cause the Company's officers, directors, employees, representatives, agents, or other persons controlled by the Company to abide by the foregoing restrictions. The Shareholders and the Company will promptly communicate to Acquiror the terms of any proposal which it may receive in respect of any such transaction.

         4.6 Shares Fully Paid and Nonassessable. The shares of common stock of Acquiror to be issued to the holders of Shares pursuant to Section 2.1 hereof will, when so issued, be duly and validly authorized and issued, fully paid and nonassessable.

         4.7 Current Information-the Company. During the period from the date of this Agreement to the Effective Time of the Merger, the Company will cause one or more of its designated representatives to confer on a regular basis with representatives of Acquiror to report the general status of the ongoing operations of the Company. The Company will promptly notify Acquiror of any material change in the normal course of business or in the operation of the properties of the Company and of any governmental complaints, investigations or hearings (or communications indicating that the same be contemplated), or the institution or the threat of significant litigation involving the Company and will keep Acquiror fully informed of such events.

         4.8 Failure to Fulfill Conditions. If any of Acquiror, Acqcorp, the Shareholders, or the Company determines that it will be unable to fulfill on or prior to the date set forth in Section 6.1(b) any of the material obligations required to be fulfilled as a condition to any other party's obligation to consummate the transactions contemplated hereby, such party will promptly notify the other parties.

                                    ARTICLE 5

                         CONDITIONS PRECEDENT TO CLOSING

         5.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction prior to the Effective Time of the Merger of the following conditions:

                  (a) Shareholder Approval. This Agreement and the Merger and the transaction contemplated hereby, to the extent required, shall have been approved and adopted by the affirmative vote of the shareholders of the Company as required by Delaware Law.

                  (b) Other Approvals. All authorizations, consents, orders or approvals of, or declaration or filings with, or expirations of waiting periods imposed by, any Governmental Entity (the "Governmental Approvals") necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained, as the case may be, and no action, suit or proceeding by any Governmental Entity shall have been commenced for the purpose of postponing or preventing consummation of the Merger or the transactions contemplated hereby.

                  (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction shall be in effect, and no statute, rule, regulation or order of any Governmental Entity shall have been enacted, promulgated or issued preventing consummation of the Merger or the transactions contemplated hereby.

         5.2 Conditions of Obligations of Acquiror and Acqcorp. The obligations of Acquiror and Acqcorp to effect the Merger and the transactions contemplated hereby are also subject to the satisfaction or waiver prior to the Effective Time of the Merger of the following conditions:

                  (a) The representations and warranties of the Company, the Subsidiary or the Shareholders contained in this Agreement shall be true and correct in all material respects as of and at the Effective Time of the Merger and shall have been true in all material respects at the date hereof, except for any changes approved by Acquiror in writing;

                  (b) The Company, the Subsidiary and the Shareholders shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Effective Time of the Merger;

                  (c) The Chief Executive Officer of the Company shall have delivered to Acquiror at the Effective Time of the Merger a certificate certifying that the conditions specified in paragraphs (a) and (b) of this
Section 5.2 have been fulfilled;

                  (d) Mr. Stern shall execute and deliver to Acqcorp the Employment Agreement attached hereto in the form of Exhibit 4;

                  (e) Acquiror shall have received from counsel for the Company, an opinion dated as of the Effective Time of the Merger in form and substance reasonably satisfactory to Acquiror;

                  (f) All corporate proceedings in connection with the Merger and all documents incident thereto shall be reasonably satisfactory in form and substance to Acquiror and its counsel and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request;

                  (g) Any consents, waivers, clearances, approvals and authorizations of regulatory or governmental bodies which are necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained, and none of such consents, waivers, clearances, approvals or authorizations shall contain or impose any term, cost or condition which would, individually or in the aggregate, have a material adverse effect on the business, operations, properties, assets or financial condition of the Company or Acquiror and its subsidiaries taken as a whole.

                  (h) In addition to the approvals of any Governmental Entity described Section 5.1(b), Acquiror or the Company shall have obtained all necessary third-party consents or approvals reasonably required by the Acquiror in connection with or to consummate the Merger and the transactions contemplated hereby, and to retain the benefits and rights held by the Company, including without limitation any consents or assignments reasonably necessary in connection with any contract, agreement, or lease; except for any such consents or approvals the failure to obtain which, individually or in the aggregate, would not have a materially adverse effect on the operations or financial condition of the Company.

                  (i) The balance sheet of the Company, dated as of Effective Time of the Merger, shall reflect not less than $827,000 in working capital and no more than $2,097,000 in debt.

                  (j) Acquiror shall have agreed to and accepted the Disclosure Schedule to be delivered herewith pursuant to Article 3 hereof, with such Disclosure Schedule to be in form and substance satisfactory to Acquiror , in its sole discretion.

         5.3 Conditions of Obligations of the Company. The obligations of the Company and Shareholders to effect the Merger are also subject to the satisfaction or waiver prior to the Effective Time of the Merger of the following conditions:

                  (a) The representations and warranties of Acquiror and Acqcorp contained in this Agreement shall be true and correct in all material respects as of and at the Effective Time of the Merger and shall have been true in all respects at the date hereof, except for any changes approved by the Company in writing;

                  (b) Acquiror and Acqcorp shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Effective Time of the Merger;

                  (c) Duly authorized officers of Acquiror and Acqcorp shall have delivered to the Company at the Effective Time of the Merger a certificate certifying that the conditions specified in paragraphs (a) and (b) of this
Section 5.3 have been fulfilled; and

                  (d) Any consents, waivers, clearances, approvals and authorizations of regulatory or governmental bodies which are necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained, and none of such consents, waivers, clearances, approvals or authorizations shall contain or impose any term, cost or condition which would, individually or in the aggregate, have a material adverse effect on the business, operations, properties, assets or financial condition of Acquiror and its subsidiaries, including the Surviving Corporation, taken as a whole.

                  (e) In addition to the approvals of any Governmental Entity described Section 5.1(b), Acquiror or the Company shall have obtained all necessary third-party consents or approvals reasonably required in connection with or to consummate the Merger and the transactions contemplated hereby, and to retain the benefits and rights held by the Company, including without limitation any consents or assignments reasonably necessary in connection with any contract, agreement, or lease; except for any such consents or approvals the failure to obtain which, individually or in the aggregate, would not have a materially adverse effect on the operations or financial condition of Acquiror and its subsidiaries, including the Surviving Corporation, taken as a whole.

                                    ARTICLE 6

                        TERMINATION, AMENDMENT AND WAIVER

         6.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of matters presented in connection with the Merger by the shareholders of the Company:

                  (a) By mutual consent of Acquiror, Acqcorp, the Company and the Shareholders;

                  (b) By any party if the Effective Time of the Merger shall not have occurred on or prior to July 31, 1998, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements and conditions set forth herein to be performed or observed by such party on or before the Effective Time if the Merger;

                  (c) by Acquiror (i) if at the time of such termination there shall be a material adverse change in the financial condition of the Company from that existing on the date of this Agreement, except for any changes permitted by this Agreement, it being understood that any of the matters disclosed herein are not deemed to be a material adverse change for the purposes of this paragraph (c); or (ii) if there shall have been any material breach of any obligation of the Company or the Shareholders hereunder and such breach shall have not been remedied within 30 days after receipt by the Company of notice in writing from Acquiror specifying the nature of such breach and requesting that it be remedied; and

                  (d) by the Company, (i) if at the time of such termination there shall be a material adverse change in the consolidated financial condition of Acquiror from that existing on the date of this Agreement, except for any changes permitted by this Agreement, it being understood that any of the matters disclosed herein are not deemed to be a material adverse change for purposes of this paragraph (d); or (ii) if there shall have been any material breach of any obligation of Acquiror or Acqcorp hereunder and such breach shall not have been remedied within 30 days after receipt by Acquiror of notice in writing from the Company specifying the nature of such breach and requesting that it be remedied.

         6.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Acqcorp, or the Company or their respective officers or director except as set forth in Sections 4.2 and 4.3 and except to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         6.3 Amendment. This Agreement may be amended by mutual consent of the parties hereto at any time before or after the approval of the Merger by the shareholders of the Company but, after any such approval, no amendment shall be made which reduces the amount or changes the form of consideration to be paid to the shareholders without further approval by such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         6.4 Extension; Waiver. At any time prior to the Effective Time of the Merger, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                    ARTICLE 7

                               GENERAL PROVISIONS

         7.1 Survival of Representations, Warranties and Agreements. Representations, warranties, covenants and agreements in this Agreement and in any instrument delivered pursuant to this Agreement shall survive from and after the Effective Time of the Merger until the first anniversary of the Effective Time of the Merger.

         7.2 Indemnification by the Company and the Shareholders. The Company and each Shareholder hereby agrees to indemnify Acquiror and Acqcorp promptly against, and to hold them harmless from any and all liability, loss, damage or injury together with all reasonable costs and expenses relating thereto, including all reasonable legal and accounting fees and expenses, incurred or sustained by them arising from any failure by the Company or the Shareholders to fulfill, or other breach of, any representation or warranty, or failure to perform or to fulfill or other breach or violation of, any covenant, agreement or other term obligating the Company or the Shareholders set forth in this Agreement, irrespective of any investigation that may be or may have been made by or for Acquiror or Acqcorp prior to the Effective Time of the Merger (collectively, a "Claim"); provided, however, no Claim may be made for amounts of damage which do not in the aggregate exceed a "deductible amount" of $50,000.

         7.3 Indemnification Holdback (a) As partial security for the indemnity obligations of the Company and the Shareholders under this Article 7, the Shareholders hereby agree that, at the Effective Time of the Merger, the aggregate amount of Five Hundred Thousand Dollars ($500,000) (the "Indemnification Funds") will be withheld from the Merger Consideration otherwise issuable to the Shareholders. The Shareholders agree that, pending their disbursement in accordance with Section 7.3(b) hereof, the Indemnification Funds will be retained by Acquiror, without any obligation to set them aside in a separate account. In consideration of the foregoing, Acquiror hereby agrees the Indemnification Funds shall accrue interest at a rate equal to five percent (5%) per annum calculated on the basis of a year of 365 days, as applicable. Fifty percent of the accrued interest shall be paid to Mr. Stern within 10 days after the end of each fiscal quarter, commencing with the first quarter of fiscal 1999. The remaining interest shall be paid on the Release Date. Any amounts not paid on or before the Release Date, which are subsequently paid to Shareholders, shall bear interest at the rate of 1% per month until paid.

                  (b) The Indemnification Funds shall be disbursed to the Shareholders upon the one-year anniversary of the Effective Date of the Merger (the "Release Date"); provided, however, that the amount to be disbursed on the Release Date shall be reduced by (A) any amounts retained by Acquiror to satisfy a Claim and (B) any amounts that are subject to a good faith dispute between the Shareholders and Acquiror.

                  (c) In the event that an objection is raised to a Claim pursuant to Section 7.2 hereof, the parties will negotiate in good faith to resolve the controversy that is the subject of the objection. If, within 30 days after an objection is received by Acquiror or the Shareholders, as the case may be, Acquiror and the Shareholders have not arrived at a settlement agreement, Acquiror and the Shareholders shall promptly submit the dispute to binding, final and unappealable arbitration, to be held in Seattle, Washington, as follows:

                            (i) Acquiror shall select one arbitrator, the
Shareholders shall select one arbitrator and Acquiror and the Shareholders together shall select a third arbitrator. If Acquiror and the Shareholders cannot select a third arbitrator within five business days, the two arbitrators individually chosen by Acquiror and the Representative shall select promptly the third arbitrator; provided, however, that no arbitrator shall have rendered services, or shall be associated with any accounting firm, law firm or other company that has rendered services within the last three years to Acquiror or to any Shareholder;

                            (ii) The arbitration shall be resolved in accordance
with the Commercial Arbitration Rules of the American Arbitration Association;

                            (iii) Judgment may be rendered upon the award
rendered by the arbitrators in any court having jurisdiction thereof;

                            (iv) The prevailing party shall be entitled to
receive its reasonable attorneys' fees in any such arbitration, and the non-prevailing party shall pay (or reimburse the prevailing party its portion of) the fees of the arbitrators, all as the arbitrators shall decide.

         7.5 Indemnification by Acquiror or Acqcorp. Acquiror and Acqcorp hereby agree to indemnify the shareholders of the Company promptly against, and to hold them harmless from any and all liability, loss, damage or injury together with all reasonable costs and expenses relating thereto, including all reasonable legal and accounting fees and expenses, incurred or sustained by them arising from any failure by Acquiror or Acqcorp to fulfill or other breach of any representation or warranty, or failure to perform or to fulfill or other breach or violation of, any covenant, agreement or other term obligating Acquiror or Acqcorp set forth in this Agreement, irrespective of any investigation that may be or may have been made by or for the Company or said shareholders prior to the Effective Time of the Merger.

         7.6 Attorneys' Fees. In the event it is necessary for any party to engage an attorney to enforce the terms of this Agreement, the prevailing party shall, in addition to any other relief, be entitled to recover from the party in default attorneys' fees and costs, including any on appeal.

         7.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      If to Acquiror or Acqcorp, to

                            SI Technologies, Inc.
                            4611 South 134th Place
                            Seattle, Washington  98166
                            Attention:  President

                            With copy to:

                            Benjamin F. Stephens
                            Graham & James LLP/Riddell Williams P.S.
                            1001 4th Avenue Plaza, Suite 4500
                            Seattle, Washington 98154

                  (b)      If to the Company, to

                            Allegany Technology, Inc.
                            11400 PPG Road
                            Cumberland, Maryland 21501
                            Attention:  President

                            With copy to:
                            Greg Skidmore
                            Skidmore & Alderson
                            100 South Liberty Street
                            Cumberland, Maryland 21501-0300

                  (c) if to a former shareholder of the Company, to the address set forth for such shareholder on the stock register of the Company.

         7.8 Interpretation. When a reference is made in this Agreement to Sections, Schedules or Exhibits, such reference shall be to a Section, Schedule or Exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," and "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         7.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         7.10 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         7.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

         7.12 Publicity. So long as this Agreement is in effect, no party to this Agreement shall, or shall permit any of its officers, directors or representatives to, issue or cause the publication of any press release, public announcement or other public statement with respect to the transactions contemplated by this Agreement without the prior consent of the other parties to this Agreement, which consent shall not be unreasonably withheld; provided, that without limiting the obligations of the parties to use their best efforts to consult with each other prior to any public announcement nothing contained herein shall restrict the ability of any party to issue any such announcement which such party believes in good faith to be required by law.

         7.13 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Acqcorp may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Acquiror or to any direct or indirect wholly owned subsidiary of Acquiror. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         IN WITNESS WHEREOF, Acquiror, Acqcorp, and the Company have caused this Agreement to be signed by their respective officers hereunto duly authorized and Shareholders have signed all as of the date first written above.


"ACQUIROR":                             SI TECHNOLOGIES, INC.,
                                        a Delaware corporation



                                        By:  /s/   Paul V. Cavanaugh
                                           -------------------------------------
                                             Its:  CFO
                                                 -------------------------------

"ACQCORP":                              SI ACQUISITION OF DELAWARE CORPORATION,
                                        a Delaware corporation



                                        By:  /s/   Paul V. Cavanaugh
                                           -------------------------------------
                                             Its:  Secretary
                                                 -------------------------------


"COMPANY":                              ALLEGANY INC.,
                                        a Delaware corporation



                                        By:  /s/     Mark Stern
                                           -------------------------------------
                                             Its:    President
                                                 -------------------------------


"SHAREHOLDERS":


                                             /s/     Mark Stern
                                        ----------------------------------------


                                             /s/      Judy Stern
                                        ----------------------------------------


                                        ----------------------------------------


                                        ----------------------------------------